Exhibit 10.1

AMENDMENT NO. 1

TO

LEASE AGREEMENT

This AMENDMENT NO. 1 TO LEASE AGREEMENT (this “Amendment”) is entered into on, and effective as of, March 20, 2014 by and among by and among the Archdiocese of Philadelphia, an archdiocese organized and existing under and governed by Canon Law of the Roman Catholic Church and recognized by the Commonwealth of Pennsylvania as a nonprofit religious organization (the “Landlord” or the “Archdiocese”) and StoneMor Operating LLC, a Delaware limited liability company (“Operating”), StoneMor Pennsylvania LLC, a Pennsylvania limited liability company (“StoneMor Pennsylvania”), and StoneMor Pennsylvania Subsidiary LLC, a Pennsylvania limited liability company (“Subsidiary,” and together with Operating and StoneMor Pennsylvania, the “Tenant”). StoneMor Partners L.P., a Delaware limited partnership (“StoneMor”), joined in the Lease for the purpose of guarantying all of Tenant’s rental payment and other obligations under the Lease, as such guaranty obligations are set forth in Section 14.22 of the Lease. StoneMor hereby joins in this Amendment for the purpose of consenting to the Amendment. Each of the foregoing shall be considered a “party” to this Amendment.

WHEREAS, the parties hereto are party to that certain Lease Agreement dated as of September 26, 2013 (the “Lease”);

WHEREAS the parties hereto desire to make certain amendments to the Lease to extend the period for satisfying certain conditions precedent and to acknowledge that certain conditions precedents in the Lease have expired or been satisfied.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.

2. Amendments to the Lease.

(a) Section 1.4.1 of the Lease is hereby amended by deleting “December 31, 2013” in the first sentence and replacing it with “May 30, 2014”. For the avoidance of doubt, the purpose of this amendment is to extend the “Pre-Commencement Expiration Date” as used in the Lease to May 30, 2014.

(b) The parties acknowledge that the Orphans’ Court has approved the Orphans’ Court Petition and Decree and that the period for taking an appeal has expired.

(c) Further, the parties acknowledge that certain Historical Financial Information may be required by StoneMor in any offering document to be used to raise financing. The parties desire to amend the Lease to permit further extensions of the period for satisfaction of this requirement. Accordingly, Section 1.4.5 of the Lease is hereby amended and restated in its entirety to read as follows:

“1.4.5 Extension. Anything in this Lease to the contrary notwithstanding, if StoneMor reasonably determines (based upon advice of the staff of the Securities and Exchange Commission or its accountants or lawyers) that StoneMor must include or incorporate by reference any Historical Financial Information (as defined in Section 1.7) in any registration statement to be used to raise financing to pay the Up-Front Rent, Tenant shall have the right to extend the Pre-Commencement Expiration Date to such date that is 90 days after the date that the Archdiocese provides the Historical Financial Information (including any audit report thereon and the consent of the independent accountant to the use of such audit report and any “comfort letter” from the independent accountants reasonably requested by the underwriter of any offering of securities) requested by StoneMor but in no event beyond September 30, 2014; provided however, that notwithstanding any such extension by Tenant, Tenant shall thereafter have the right to terminate this Agreement by written notice to Archdiocese if Archdiocese has not provided the requested Historical Financial Information by June 30, 2014.”

3. Certain Conditions Precedent. The parties acknowledge that the conditions precedent set forth in Section 1.4.1 (a)(ii) (surveys) and (iii) (zoning reports), Section 1.4.1(b) (objections), Section 1.4.1(d) (business due diligence), Section 1.4.1(j) (board approval) and Section 1.4.1(m) and Section 1.4.2(a)(i) (Orphans’ Court Approval) of the Lease have been satisfied or have expired in accordance with their terms.

4. Confirmation. Except as expressly amended by this Amendment, the Lease is not modified hereby, is hereby ratified and confirmed, and shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

6. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this day and year first above written.

TENANT

STONEMOR OPERATING LLC, a Delaware limited liability company

By:	/s/ Frank Milles
Name:	Frank Milles
Title:	Vice President

STONEMOR PENNSYLVANIA LLC, a Pennsylvania limited liability company

By:	/s/ Frank Milles
Name:	Frank Milles
Title:	Vice President

STONEMOR PENNSYLVANIA SUBSIDIARY LLC, a Pennsylvania limited liability company

By:	/s/ Frank Milles
Name:	Frank Milles
Title:	Vice President

STONEMOR, solely in its capacity as guarantor

STONEMOR PARTNERS L.P., a Delaware limited partnership

By:	/s/ Frank Milles
Name:	Frank Milles
Title:	Vice President

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LANDLORD

THE ARCHDIOCESE OF PHILADELPHIA

By:	/s/ Daniel J. Kutys
Name:	Monsignor Daniel J. Kutys
Title:	Moderator of the Curia,
Attorney-in-fact for Most Reverend
Charles J. Chaput, O.F.M., Cap, Archbishop of Philadelphia

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